Exhibit 99.2

NCM Unveils Strategic Growth Opportunities for Long-Term Shareholder Value Creation

at 2025 Investor Day

Reintroduces annual dividend of $0.12 per share

Provides plans to accelerate advertising growth through investment in technology and talent

Centennial, CO - March 13, 2025 - National CineMedia, Inc. (NASDAQ: NCMI) (“the Company” or “NCM”), the managing member and owner of approximately 100% of National CineMedia, LLC (“NCM LLC”), the operator of the largest cinema advertising platform in the U.S., today will host its 2025 Investor Day in New York, New York. The Company will outline its strategic market position, compelling financial position, and key growth initiatives. The Company will also discuss its investments in technology and talent across the business to enhance NCM’s platform, capture growth within premium video advertising, and drive shareholder returns, including:

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Strategic partnerships to enhance capabilities and optimize client relationships;
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Sales and inventory management tools to improve utilization and monetization;
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Self-serve and programmatic offerings to enhance advertiser experience and capture greater share of national and local budgets; and
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New sales talent to execute aggressive sales plan.

“We are excited to share our strategic vision for the future of NCM with the investment community today. This is an important opportunity to showcase the strength of our business, the progress we’ve made over the last several years, and the steps we are taking to capitalize on the significant opportunities ahead,” said Tom Lesinski, Chief Executive Officer. “Our reintroduced dividend program underscores our confidence in our business trajectory and reaffirms our commitment to delivering long-term value to our shareholders. With unmatched scale and an industry-leading data platform, we continue to prove that cinema delivers high-impact, performance-driven advertising to engaged, young, and hard-to-reach audiences.”

Reintroduces Quarterly Dividend Program

NCM remains focused on returning value to shareholders as it continues to make strategic investments in business growth. The Company announced that its Board of Directors has declared an annual cash dividend of $0.12 per share of outstanding common stock, paid quarterly, which at current share prices would imply an approximate annual dividend yield of 2.2%. The first dividend payment will be made on April 7, 2025, to shareholders of record as of the close of business on March 24, 2025. For tax purposes, this dividend is expected to be treated as a return of capital to shareholders.

The Company is confident that it will have the capacity to sustain the amount of the dividend in the future. Additionally, the Company plans to accelerate share repurchases under its $100 million share repurchase program, which runs through 2027.

Introduces NCMx Bullseye

NCM introduced Bullseye, the latest addition to its NCMx™ suite, leveraging AI-generated creative to deliver dynamic, hyper-localized messaging at scale. By integrating key signals such as designated market area, geo-targeting, local offers, and audience insights, Bullseye enables advertisers to optimize campaigns with precision across the NCM network. Bullseye joins Boomerang and Boost in NCMx’s premier suite of data-driven solutions, further solidifying NCM’s leadership as a performance-driven, premium video platform.

Event and Presentation Details

How to Participate: The Investor Day event will be accessible to all interested parties via live webcast starting at 3:00 PM ET on the Company's Investor Relations website at https://investor.ncm.com/news/events. A replay of the conference and the presentation materials will be available on the Investor Relations website following the event.

Exhibit 99.2

The Investor Day will include presentations from NCM Chief Executive Officer Tom Lesinski, Chief Financial Officer Ronnie Ng, President Catherine Sullivan, and Chief Data and Innovation Officer Manu Singh. The event will also include a panel discussion with Sara Light, U.S. and LATAM Brand Media Lead of Expedia Group, and Chris Poydenis, Chief Revenue Officer at Influential, moderated by Sullivan. The presentations and panel will be followed by a question-and-answer session with NCM management.

About National CineMedia, Inc.

National CineMedia, Inc. (NCM, NASDAQ:NCMI) is the largest cinema advertising platform in the US. With unparalleled reach and scale, NCM connects brands to sought-after young, diverse audiences through the power of movies and pop culture. A premium video, full-funnel marketing solution for advertisers, NCM enhances marketers' ability to measure and drive results. NCM’s Noovie® Show is presented exclusively in 42 leading national and regional theater circuits including the only three national chains, AMC Entertainment Inc. (NYSE:AMC), Cinemark Holdings, Inc. (NYSE:CNK) and Regal Entertainment Group (a subsidiary of Cineworld Group PLC). NCM’s cinema advertising platform consists of more than 18,000 screens in over 1,400 theaters in 196 Designated Market Areas® (all of the top 50). For more information, visit www.ncm.com and www.noovie.com.

Forward-Looking Statements

This press release contains various forward-looking statements that reflect management’s current expectations or beliefs regarding future events, including statements regarding the Company’s anticipated future financial performance. Investors are cautioned that reliance on these forward-looking statements involves risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements. The factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are, among others, 1) level of theater attendance or viewership of the Noovie® show; 2) the availability and predictability of major motion pictures displayed in theaters, including as a result of strikes or other production delays in the entertainment industry; 3) increased competition for advertising expenditures; 4) changes to the ESAs or network affiliate agreements and the relationships with NCM LLC’s ESA Parties and network affiliates; 5) inability to implement or achieve new revenue opportunities; 6) failure to realize the anticipated benefits of the post-showtime inventory in our network; 7) technological changes and innovations; 8) economic conditions, including the level of expenditures on and perception of cinema advertising; 9) our ability to renew or replace expiring advertising and content contracts; 10) the ongoing effects of NCM LLC’s emergence from bankruptcy; 11) reinvestment in our network and product offerings may require significant funding and resulting reallocation of resources; and 12) fluctuations in and timing of operating costs. In addition, the outlook provided does not include the impact of any future unusual or infrequent transactions; sales and acquisitions of operating assets and investments; any future non-cash impairments of intangible and fixed assets; amounts related to litigation or the related impact of taxes that may occur from time to time due to management decisions and changing business circumstances. The Company is currently unable to forecast precisely the timing and/or magnitude of any such amounts or events. Please refer to the Company’s Securities and Exchange Commission filings, including the “Risk Factor” section of the Company’s Annual Report on Form 10-K for the year ended December 26, 2024, for further information about these and other risks. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result, of new information, future events or otherwise, except as required by law.

INVESTOR CONTACT:	MEDIA CONTACT:
Chan Park	Doug Serton
investors@ncm.com	press@ncm.com